The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer and sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration Number 333-276318

Subject to completion, dated September 18, 2025

Preliminary prospectus supplement

(To prospectus dated January 11, 2024)

Shares

Common Stock

We are offering              shares of our common stock, no par value, which is listed on the Nasdaq Capital Market under the symbol “FTHM”. The last reported sale price of our common stock on September 17, 2025 was $2.63 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

	Per share	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1) We have agreed to reimburse the underwriters for certain expenses that are not reflected above. See “Underwriting”.

We intend to grant the underwriters an option to purchase up to               additional shares of common stock at the public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus supplement. See “Underwriting” for more information.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $52,264,972, based on 18,403,159 shares of outstanding common stock held by non-affiliates as of September 15, 2025, and a per share price of $2.84, the closing sale price of our common stock on September 11, 2025 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about September               , 2025.

Roth Capital Partners

Prospectus supplement dated             , 2025

i

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 29, 2023, we filed a Registration Statement on Form S-3 (File No. 333-276318) with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. The Registration Statement was declared effective by the SEC on January 11, 2024.

This prospectus supplement describes the specific terms of an offering of our common stock by us and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement before making an investment in our common stock. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement, can be read on the SEC website mentioned under the heading “Where You Can Find Additional Information.”

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus implies that there has been no change in our affairs or that the information in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context indicates otherwise, as used in this prospectus, the terms “Fathom,” “we,” “us,” “our,” “the Company,” “our Company” and “our business” refer to Fathom Holdings Inc. and its direct and indirect subsidiaries. Unless the context otherwise requires, references to “common stock” refer to our common stock, no par value.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, or incorporated by reference into this prospectus supplement and the accompanying prospectus. It might not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable additional prospectus supplement or free writing prospectus we file with the SEC and the information incorporated herein and therein by reference, including the financial data and related notes and the sections entitled “Risk Factors”.

Overview

Fathom Holdings Inc. (the “Company”, “Our”, “We”), headquartered in Cary, North Carolina, is a national, technology-driven, end-to-end real estate services company integrating residential brokerage, mortgage, title, and software-as-a-service ("SaaS") offerings for brokerages and agents. The Company’s brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, Verus Title and Cornerstone. Our primary operation, Fathom Realty (as defined below), operates as a real estate brokerage company, working with real estate agents to help individuals purchase and sell residential and commercial properties, primarily in the South, Atlantic, Southwest, and Western parts of the United States, with the intention of expanding into all states.

As of June 30, 2025, we had approximately 14,981 agent licenses. This figure represents growth of approximately 22.6% year-over-year.

Corporate Information

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we are permitted to present only two years of audited financial statements and two years of related management’s discussion and analysis of financial condition and results of operations;

•	we are not required to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to hold shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

THE OFFERING

Issuer	Fathom Holdings Inc.

Common stock offered by us	shares of common stock ( common shares if the underwriters’ option to purchase additional shares is exercised in full)

Option to purchase additional shares	The underwriters will be granted an option to purchase up to an additional shares of common stock from us. This option is exercisable, in whole or in part, for a period of 45 days following the date of this prospectus supplement.

Common stock outstanding upon completion of this offering	shares ( shares if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds

We intend to use the net proceeds we receive from this offering to fund the growth of our business, including acquisitions, sales and marketing initiatives, working capital, and for general corporate purposes. See “Use of Proceeds” for more information.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

Dividend policy	We do not anticipate paying any dividends on shares of our common stock in the foreseeable future; however, we may change this policy in the future.

Nasdaq Capital Market symbol	“FTHM”

The number of shares of common stock outstanding is based on an aggregate of 28,415,628 shares outstanding as of September 15, 2025, and excludes:

•	147,707 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $20.46 per share, all of which are vested and exercisable;

•	2,427,170 shares reserved for issuance under outstanding unvested restricted stock units, or RSUs;

•	925,549 shares of common stock available for future issuance under our Amended 2019 Omnibus Stock Incentive Plan; and

•	1,176,471 shares reserved for issuance upon the conversion of outstanding convertible notes.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise by the underwriters of their option to purchase up to an additional                   shares of common stock in this offering and no exercises of any outstanding stock options after September 15, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties, as well as other information, in this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, both of which are incorporated herein by reference, in each case as these risk factors are amended or supplemented by our Current Reports on Form 8-K, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. The risks set forth in this prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. These risks are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to This Offering

Future sales of our common stock, or the perception that such future sales may occur, might cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

We have broad discretion in the use of our cash and cash equivalents, including any net proceeds we receive in this offering, and might not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including any net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of new services. Pending their use to fund our operations, we may invest our cash and cash equivalents, including any net proceeds from this offering, in a manner that does not produce income or that loses value.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, shareholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of options and warrants.

The public offering price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase common stock in this offering, you will incur immediate substantial dilution of approximately $            per share, representing the difference between the public offering price per share of common stock and our as adjusted net tangible book value as of June 30, 2025. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain a number of “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement and accompanying prospectus regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus supplement and accompanying prospectus include, but are not limited to, statements about:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the changes in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	whether we are able to effectively manage the growth in our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	whether we are successful in identifying and pursuing new business opportunities;

•	our value proposition for agents, including giving them equity in our Company and allowing them to keep more of their commissions than traditional companies allow;

•	our ability to ensure agents understand our value proposition so that we are able to attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with other companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our ability to protect the privacy of employees, independent contractors and consumers or the personal information they share with us so that we do not harm our reputation and business;

•	our ability to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	if we fail to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the loss of our current executive officers or other key management;

•	our ability to protect intellectual property rights;

•	our ability to evaluate potential vendors, suppliers and other business partners for acquisition to accelerate growth;

•	our ability to integrate recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our ability to obtain sufficient additional capital on reasonable terms to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil and India, and third-party off-shore service teams, including in the Philippines, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other forward-looking statements discussed elsewhere in this prospectus supplement and the accompanying prospectus.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus, and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states.

You should read this prospectus supplement and the document incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus supplement.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of shares of common stock in this offering of approximately $             million, based on the public offering price of $            per share of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or $               million if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds we receive from this offering to fund the growth of our business, including acquisitions, sales and marketing initiatives, working capital, and for general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase shares of common stock in this offering you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of June 30, 2025 was $(4.00) million, or $(0.14) per share of common stock.

After giving effect to the sale of                     shares of common stock sold by us in this offering at the offering price of  $                      per share, and our receipt of an estimated $                            million of net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding any additional shares of common stock that may be issuable upon the exercise of the underwriters’ option to purchase additional shares, our as adjusted net tangible book value as of June 30, 2025 would have been $                      , or $                      per share. This represents an immediate increase in net tangible book value of $ per share to existing shareholders and an immediate dilution in net tangible book value of $                      per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of June 30, 2025		$(0.14)
Increase in net tangible book value per share attributable to this offering	$	____
As adjusted tangible book value per share, after giving effect to this offering			$
Dilution per share to investors in this offering			$

If the underwriters exercise in full their option to purchase additional shares of common stock from us in this offering, the net tangible book value per share after this offering would be $                     per share, which amount represents an immediate increase in net tangible book value of  $               per share of our common stock to existing shareholders and an immediate dilution in net tangible book value of  $                     per share of our common stock to investors purchasing shares in this offering.

The number of shares of common stock outstanding is based on an aggregate of 28,415,628 shares outstanding as of September 15, 2025, and excludes:

•	147,707 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $20.46 per share, all of which are vested and exercisable;

•	2,427,170 shares reserved for issuance under outstanding unvested restricted stock units, or RSUs;

•	925,549 shares of common stock available for future issuance under our 2019 Amended Omnibus Stock Incentive Plan; and

•	1,176,471 shares reserved for issuance upon the conversion of outstanding convertible notes.

To the extent that outstanding options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

Roth Capital Partners, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                   per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price
Underwriting discount
Proceeds, before expenses, to us

We have agreed to reimburse certain expenses of the underwriters relating to this offering as set forth in the underwriting agreement, including the fees and expenses of the underwriter’s legal counsel. However, the maximum amount we have agreed to reimburse the underwriter for their accountable expenses will not exceed $150,000.

The expenses of the offering, not including the underwriting discount, are estimated at $           and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 45 days after the date of this prospectus supplement, to purchase up to              additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, they will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement, without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

These restrictions on future issuances by us are subject to exceptions for (i) the issuance of shares of our common stock to be sold in this offering, (ii) any shares of our common stock issued by us upon the exercise of an option or warrant or the conversion of a security currently outstanding and described in the documents incorporated by reference herein, (iii) any shares of our common stock issued or options to purchase our common stock granted pursuant to existing employee benefit plans described in the documents incorporated by reference herein, (iv) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the documents incorporated by reference herein, or (v) the issuance by us of shares of common stock or securities convertible into or exchangeable for shares of common stock or that represent the right to receive shares of common stock in connection with the acquisition by us of the securities, business, technology, property or other assets of another person or entity, provided that such aggregate number of shares of common stock issued pursuant to this clause (v) during such 90-day period, we shall not exceed five percent of the total shares of common stock outstanding as of the date hereof and that if there are any recipients of common stock pursuant to this clause (v) during such 90-day period, we will bind such recipients to the same restrictions for the remainder of the 90-day period. In addition, these restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers, (ii) transfers to any trust for the direct or indirect benefit of them or their immediate family, (iii) as a distribution to their limited partners or shareholders, (iv) to their affiliates or to any investment fund or other entity controlled or managed by them and (v) the exercise of stock options granted pursuant to our equity incentive plans; provided that it shall apply to any of the securities issued upon such exercise, or transfers of shares of our common stock pursuant to any existing plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act.

Nasdaq Capital Market Listing

The shares are listed on the Nasdaq Capital Market under the symbol “FTHM”.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares of our common stock which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares of our common stock is made or who receives any communication in respect of an offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where shares of our common stock have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State. The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Certain legal matters in connection with the offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of Fathom Holdings Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement, which constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, you should refer to the accompanying prospectus, which constitutes a part of the registration statement, the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings and the documents incorporated by reference and any exhibits, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.fathomrealty.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, except as to any portion of any future report or document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended on April 29, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on January 23, 2025; February 28, 2025; March 10, 2025; March 11, 2025; March 17, 2025; April 18, 2025; June 2, 2025; and August 21, 2025; and

•	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 24, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus supplement. Requests should be directed to the Secretary at Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, phone (888) 455-6040. You may also find these documents in the “Investors” section of our website, fathomrealty.com. The information on our website is not incorporated into this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights and/or
Units

Up to 4,402,761 Shares of Common Stock Offered by the Selling Shareholder

We may offer and sell from time to time up to $100,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

The selling shareholder named in this prospectus may offer and sell up to an aggregate of 4,402,761 shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any proceeds from any sale of our common stock by the selling shareholder.

This prospectus provides you with a general description of our common stock that we and the selling shareholder may offer as well as other securities that we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. In the case of an offering by the selling shareholder, information about the selling shareholder, including the relationship between the selling shareholder and us, will also be included in the applicable prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $44.4 million, based on 20,624,967 shares of outstanding common stock held by non-affiliates, and a per share price of $3.70, based on the closing sale price of our common stock on December 21, 2023 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTHM”. The last reported sale price of our common stock on December 27, 2023 was $3.72 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we and/or the selling shareholder to be named in a prospectus supplement to this prospectus may, from time to time, offer shares of our common stock; and we may, from time to time, offer shares of our preferred stock, debt securities, warrants for such securities, rights to purchase our securities, and/or units that include any of these securities, in one or more offerings, up to a total dollar amount of  $100,000,000.

This prospectus provides you with a general description of the securities we and/or the selling shareholder may offer. Each time we and/or the selling shareholder offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We and/or the selling shareholder may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 10. A prospectus supplement, which we will provide to you each time we and/or the selling shareholder offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, as used in this prospectus, the terms “Fathom,” “we,” “us,” “our,” “the Company,” “our Company” and “our business” refer to Fathom Holdings Inc. and its direct and indirect subsidiaries.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus are subject to a number of risks, including, but are not limited to:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	whether or not we are able to effectively manage rapid growth in our business;

•	our failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	the risks associated with the COVID-19 pandemic;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	whether or not we are successful in identifying and pursuing new business opportunities;

•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;

•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with existing and new companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our ability to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us so that we do not harm our reputation and business;

•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	if we fail to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states, such as Texas where we have been named as a defendant;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the failure of our mortgage business to sell its originated loans;

•	the risks associated with the loss of our current executive officers or other key management;

•	the risks associated with employee or agent litigation and unfavorable publicity;

•	our failure to protect intellectual property rights;

•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;

•	our ability to integrate our recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;

•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page 7 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states, including Texas where we have been named as a defendant.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus.

THE COMPANY

Overview

Fathom Holdings Inc. is a technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, Real Results, and Verus Title, with operations in over 30 states across the United States.

In exchange for our real estate services, we are compensated by commission income earned upon closing of the sale of a property or execution of a lease. Typically, within the brokerage industry, all brokers involved in a sale are compensated based on commission rates negotiated in a listing agreement. Agents on the “buy” and “sell” sides of each transaction share the total commission identified in the listing agreement. We may provide services to the buyer, seller, or both parties to a transaction.

Our commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a higher percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our Company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue.

As we attract more agents to our low-cost real estate brokerage, we have more opportunities to capture additional revenue from the transactions through mortgage, title, and insurance offerings.

Generally speaking, there are only two ways to make more money in real estate: increase revenue or decrease expenses. Our low flat transaction fee model provides agents with more money to outspend their competition on marketing while netting the same amount of money as an agent at a traditional brokerage. Traditional brokerage companies retain between 20% and 50% in commission splits from their agents. Below is an example of a traditional brokerage company’s commission model assuming a 30% split, versus our commission model. This is an example of potential commission savings, and results similar to the example below are not guaranteed.

We believe our commission model also allows agents to directly compete against discount brokerages and other disruptive new competitors. The flat transaction fee that we charge to our agents allows them to charge whatever commission they need to be highly competitive.

We recognize revenue from the brokerage business primarily through the commissions that our agents charge their clients. In fiscal 2023, through December 31, 2023, from the gross commission revenue, we keep a flat transaction fee of $550 and the remainder is paid to the agent. Annually for each agent, this $550 transaction fee is charged for the agent’s first 15 sales per agent’s anniversary year and then $150 per sale for the rest of their anniversary year. For leases, we recognize revenue through lease commissions negotiated between our agents and landlords, and we retain $85 per transaction and the remainder is paid to the agent. Each year, every agent also pays a fee of $600 on their first sale (recognized in Cost of Revenue over the year), which helps cover our operating costs such as technology, errors and omissions insurance, training, and oversight. In 2023, our average cost to recruit a new agent was $950 and our annual costs associated with each agent was $425, so we break even in an agent’s first year if he or she closes just two sales.

Beginning January 1, 2024, the annual fee on an agent’s first transaction will increase to $700. In addition, we will collect a new High-Value Property fee on sales of properties over $600,000. This new High-Value Property fee will consist of an additional $200 on properties priced between $600,000 and $999,999. Then, there will be an additional fee of $250 charged for each $500,000 over a $1,000,000 property price.

In just ten years since we launched our Company, we have grown rapidly with operations in over 37 states or districts. We have been included in the Inc. 500 list of fastest growing businesses in the United States each year from 2014 through 2017, and the Inc. 5000 for 2018 and 2019 prior to taking the Company public. In March of 2021, we were ranked as the 9th largest independent real estate brokerage firm and the 11th overall largest brokerage firm in the United States. These rankings were published by The Real Trends Five Hundred based on several criteria including transaction sides, sales volume, affiliation, top movers, core services, and others. Fathom has also been listed in the top three spots for the Top 100 Places to Work in Dallas Fort Worth four years in a row by the Dallas Morning News.

As of September 30, 2023, we had approximately 11,333 agent licenses. This figure represents growth of approximately 13.4% year-over-year.

In November of 2020, we finalized our acquisition of Verus Title Inc., a technology-based provider of title insurance services for the residential real estate market (“Verus”). Verus currently operates in 30 states, utilizing a virtual model with minimal offices, with plans for a full U.S. rollout over the long-term. We believe this acquisition has the potential to increase our revenue per agent and per transaction as we integrate Verus into our various markets across the United States.

In March of 2021 we, through our wholly owned subsidiary IntelliAgent, LLC, completed the acquisition of technology platform Naberly Solutions to reduce Fathom’s reliance on third-party technology providers and offer more robust technology to agents to help them grow their businesses.

In March of 2021, we also finalized the acquisition of Red Barn Real Estate, an approximately 230 agent real estate brokerage located in the Atlanta, Georgia market.

In April 2021, we purchased 100% of the outstanding capital stock of E4:9 Holdings, Inc., a holding company with three operating subsidiaries, Encompass Lending Group (mortgage), Dagley Insurance Agency (home, auto, and other insurance) and Real Results (lead generation). These companies are expected to provide agents and associates with new opportunities to grow their businesses, while giving consumers a one-stop-shop for all of their housing needs.

Also in April 2021 we purchased 100% of outstanding capital stock of LiveBy, Inc., a SaaS business with a technology platform that offers competitive, hyper-local tools for real estate professionals.

In June 2021 we completed the acquisition of the real estate brokerage business of Epic Realty, LLC, a growing regional brokerage based in greater Boise, Idaho, with approximately 350 agents.

Recent Developments

As previously reported by us in a Current Report on Form 8-K filed on November 28, 2023, we have been named as a defendant in a purported class action complaint in the United States District Court for the Eastern District of Texas Sherman Division, filed on November 13, 2023, by plaintiffs QJ Team, LLC and Five Points Holdings, LLC, individually and on behalf of all other persons similarly situated. A second purported class action complaint was filed on December 14, 2023, by plaintiffs Julie Martin, Mark Adams and Adelaida Matta in the same court, naming us as a defendant along with others, many of whom are also named in the first lawsuit. These lawsuits are purportedly brought on behalf of a class consisting of all persons who listed properties on a Multiple Listing Service in Texas (the “MLS) using a listing agent or broker affiliated with one of the defendants named in the lawsuits and paid a buyer broker commission beginning on November 13, 2019. The lawsuits allege unlawful conspiracy in violation of federal antitrust law and, against certain defendants (but not us) deceptive trade practices under the Texas Deceptive Trade Practices Act. We expect additional lawsuits to be filed, given the breadth of the residential real estate industry and the volume of participants in the residential real estate industry in Texas and the rest of the United States.

Though we intend to vigorously defend ourselves as we believe the lawsuits are particularly without merit with respect to us because of our flat fee business model, we cannot predict with certainty the cost of our defense, the cost of prosecution, insurance coverage, or the ultimate outcome of the lawsuits and any others that might be filed in the future, including remedies or damage awards. Adverse results in such litigation might harm our business and financial condition. Moreover, defending these lawsuits, regardless of their merits, could entail substantial expense and require the time and attention of our key management personnel.

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•	we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described herein and in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including financing growth by obtaining agents at a faster pace, developing new services and funding capital expenditures, acquisitions, and investments, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities. In the case of a sale of shares of our common stock by the selling shareholder, we will not receive any proceeds from the sale of those shares of our common stock.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale by one of our shareholders of up to an aggregate of 4,402,761 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by selling shareholder as founder’s shares in connection with our formation, through private offerings prior to our initial public offering, as equity compensation in the form of restricted shares or restricted share units pursuant to the Company’s 2017 Stock Plan and/or the Company’s 2019 Omnibus Stock Incentive Plan. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes the selling shareholder named in the table below and his affiliates, donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling shareholder to offer the shares for resale from time to time.

The selling shareholder is Joshua Harley, our founder and formerly our Chairman, Chief Executive Officer and a director of the Company. The selling shareholder is not an affiliate of any broker-dealer.

The following table, based upon information currently known by us, sets forth as of December 29, 2023: (i) the number of shares of common stock held of record or beneficially by the selling shareholder as of such date (as determined below); and (ii) the number of shares that may be offered under this prospectus by the selling shareholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholder and information filed with the SEC. Each selling shareholder may sell or transfer all or a portion of his or her shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. The address for the selling shareholder is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina. Applicable percentage ownership is based on 20,624,964 shares of our common stock outstanding as of December 22, 2023.

Name and Address	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Registered for Sale		Number of Shares to be Owned after the Offering		Percent of Outstanding Shares to be Owned after the Offering
Joshua Harley	4,745,793	(2)	4,402,761	(3)	343,032	(4)	*	%

(1)	We do not know when or in what amounts the selling shareholder will offer shares for sale, if at all. The selling shareholder may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling shareholder after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling shareholder.

(2)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control; and (vi) 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

(3)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control.

(4)	Consists of 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

PLAN OF DISTRIBUTION

We and/or the selling shareholder, if applicable, may sell securities pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We and/or the selling shareholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any selling shareholder, and their relationship to us;

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

•	any public offering price;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling shareholder will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale, and we and/or the selling shareholder will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we and/or the selling shareholder may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If such option is granted, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we and/or the selling shareholder will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling shareholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling shareholder will authorize underwriters or other persons acting as our and/or the selling shareholder’s agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our and/or the ’ approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our and/or the selling shareholder’s agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling shareholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or the selling shareholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us and/or the selling shareholder or one or more of our or the selling shareholder’s respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us and/or the selling shareholder, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

The selling shareholder may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, and to the provisions of applicable North Carolina law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with no par value, of which 20,624,964 shares were issued and outstanding as of December 22, 2023. Our common stock may be issued from time to time without prior approval by our shareholders. Our common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors (the “Board”).

Common Stock

Our Company, a North Carolina corporation, is authorized to issue 100,000,000 shares of common stock with no par value per share. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common shareholders are not entitled to cumulative voting for election of our Board. In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor as well as any distributions to the common shareholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Options and Restricted Stock Units

As of December 22, 2023, we had outstanding (i) options to purchase an aggregate of 147,707 shares of our common stock, with a weighted average exercise price of $11.87 per share, and (ii) 1,977,495 shares reserved for issuance under outstanding unvested restricted stock units, under our 2017 Stock Plan and 2019 Omnibus Stock Incentive Plan.

Warrants

As of December 22, 2023, we had outstanding warrants to purchase an aggregate of 240,100 shares of our common stock, exercisable at a per share exercise price of $11.00, and exercisable at any time through August 4, 2025.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our Restated Articles of Incorporation, as amended, our Second Amended and Restated Bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire us, take control of our Company, or to remove or replace incumbent directors, that are not first approved by our Board, even if those proposed actions are favored by our shareholders.

•	Authorized Shares. Our Restated Articles of Incorporation, as amended, currently authorize the issuance of 100,000,000 shares of common stock. Our Board is authorized to approve the issuance of shares of our common stock from time to time. This provision gives our Board flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, our Board’s authority also could be used, consistent with our Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

•	Advance Notice of Director Nominations. Our Second Amended and Restated Bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our Company, within the proscribed time periods. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

•	Special Meetings of Shareholders. Our Second Amended and Restated Bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) our Board, (b) the Chairman of our Board, or (c) our President of the Company or (d) shareholders holding a majority of outstanding common stock.

•	Amendment of Bylaws. Subject to certain limitations under North Carolina law, our Second Amended and Restated Bylaws may be amended or repealed by either our Board or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by our Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes our Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

•	Action by Written Consent. Our Restated Articles of Incorporation, as amended, provide that no action by written consent of our shareholders can be taken without a meeting.

Choice of Forum

Our Second Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, North Carolina state court is, to the fullest extent permitted by law, the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the North Carolina Business Corporation Act or the Company’s articles of incorporation or bylaws (as either may be amended from time to time); or

•	any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Second Amended and Restated Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This provision of our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Trading Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “FTHM”.

Transfer Agent

The transfer agent of our common stock is Continental Stock Transfer & Trust Company. Their address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK

As of December 22, 2023, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Restated Articles of Incorporation, as amended, to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Restated Articles of Incorporation, as amended, that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (xii) preemptive rights, if any; (xiii) restrictions on transfer, sale or other assignment, if any; (xiv) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xv) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xvi) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xvii) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Additional legal matters may be passed upon for us, the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Fathom Holdings Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended on May 1, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on March 10, April 14, June 28, July 6, August 28, November 13, November 28 and December 4, 2023; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof and thereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, phone (888) 455-6040. You may also find these documents in the “Investors” section of our website, fathomrealty.com. The information on our website is not incorporated into this prospectus.

Shares

Common Stock

Prospectus Supplement

Roth Capital Partners

September                 , 2025